                           CONSENT OF KING & SPALDING

     We consent to the reference to us in the prospectus constituting a part of this Amendment No. 3 to the Registration Statement on Form S-4 under the caption "Legal Matters." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,


                                          /s/  KING & SPALDING


                                          KING & SPALDING

Houston, Texas
May 14, 2001